UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2026

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-235313	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On May 6, 2026, HighPeak Energy, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC, as lead agent (the “Lead Agent”) and USCA Securities LLC (“USCA,” and together with the Lead Agent, the “Agents” and each, an “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agents, shares (“Placement Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $150 million (the “ATM Program”).

The Company is not obligated to sell any Placement Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Lead Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market (the “Exchange”), to sell the Placement Shares from time to time based on the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Under the Sales Agreement, the Lead Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”) and as set forth in the “Plan of Distribution” section of the Prospectus forming part of the Registration Statement.

The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-291266) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2025 (the “Registration Statement”), and having become effective in accordance with the rules and regulations of the SEC on November 25, 2025, and related prospectus supplements to be prepared and filed pursuant to Rule 424(b) from time to time in connection with the offer and sale of Placement Shares. A prospectus supplement (the “Prospectus Supplement”), covering the offers and sales under the ATM Program will be filed with the SEC on the date hereof.

The Company will pay the Lead Agent a commission up to 3% of the gross proceeds from each sale of Placement Shares and provide the Agent with customary indemnification and contribution rights. The Sales Agreement will be effective until the earlier of the issuance and sale of all of the Placement Shares issuable pursuant to the ATM Program and the date that the ATM Program is otherwise terminated pursuant to the terms of the Sales Agreement.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of its then-outstanding indebtedness.

The foregoing description of the Sales Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Placement Shares under the Sales Agreement nor shall there be any sale of such shares of Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the legal opinion of Vinson & Elkins L.L.P relating to the validity of the issuance and sale of the Placement Shares under the ATM Program is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.02   Results of Operations and Financial Condition.

On May 6, 2026, the Company issued a press release announcing its financial and operating results for the first quarter ended March 31, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 7.01   Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated by reference as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
1.1#	Sales Agreement, dated May 6, 2026, by and between HighPeak Energy, Inc. and Roth Capital Partners, LLC, as Lead Agent, and USCA Securities LLC.
5.1	Opinion of Vinson & Elkins L.L.P., as to the legality of the securities being offered.
23.1	Consent of Vinson & Elkins L.L.P., (included as part of Exhibit 5.1 hereto).
99.1	Press Release dated May 6, 2026.
EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: May 6, 2026
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer